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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Amendment No. 1 (Form S-4) for the registration of 28,989,443 of its ordinary shares and to the incorporation by reference therein of our report dated January 27, 2003 with respect to the consolidated financial statements and schedule of Business Objects S.A. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Jose, California October 28, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS